Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184624 on Form S-8 of our report dated May 15, 2013, relating to the financial statements of Comverse, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the presentation of the financial statements prior to the spin-off from Comverse Technology, Inc. on October 31, 2012), appearing in this Annual Report on Form 10-K of Comverse, Inc. for the year ended January 31, 2013.

/s/ Deloitte & Touche LLP

May 16, 2013